EXHIBIT 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS 32% INCREASE IN FISCAL 2005 THIRD QUARTER EPS; ACHIEVES RECORD REVENUES, EARNINGS, DELIVERIES AND BACKLOG; PROJECTS 15% TO 20% INCREASE IN FISCAL 2006 EPS

Highlights for the Quarter Ended July 31, 2005

•                                          Earnings per share increased 32% to a record $1.76 per fully diluted share for the third quarter of fiscal 2005, compared with $1.33 per fully diluted share in the same period a year ago. Total revenues were $1.3 billion, a 24% increase over last year’s third quarter.

•                                         Earnings per share of $6.66 for the trailing twelve months ended July 31, 2005 represent an after-tax return on beginning common equity (ROE) of 41.5% and an after-tax return on beginning capital (ROC) of 22.5%.

•                                         EBITDA increased 30% to $232.9 million in the fiscal 2005 third quarter, covering interest 8.3 times for the quarter.  At July 31, 2005, the Company’s ratio of net recourse debt-to-capitalization was 42.5%.

•                                         Homebuilding gross margins increased to 25.6%, up 140 basis points from 24.2% in last year’s third quarter.

•                                         The dollar value of net contracts for the third quarter, including unconsolidated joint ventures, increased 35% to $1.7 billion on 4,865 homes, compared to $1.3 billion on 4,173 homes in last year’s third quarter.

•                                         Contract backlog as of July 31, 2005, including unconsolidated joint ventures, was $4.2 billion, up 56% from the dollar value of backlog at July 31, 2004.

•                                         Management is maintaining its projection for fiscal 2005 earnings to exceed $7.00 per fully diluted common share. This projection for 2005 EPS represents more than a 30% increase over 2004 earnings per fully diluted share of $5.35.

•                                         Management projects 2006 earnings of between $8.05 to $8.40 per fully diluted common share on more than 25,000 home deliveries, including more than 3,000 deliveries from unconsolidated joint ventures.  This represents growth in earnings per fully diluted common share of between 15% and 20% over the Company’s projection of EPS for 2005.

RED BANK, NJ, September 7, 2005 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of $116.1 million, or $1.76 per fully diluted share, on $1.3 billion in total revenues for the quarter ended July 31, 2005.  Net income in the third quarter of fiscal 2004 was $86.7 million, or $1.33 per fully diluted share, on total revenues of $1.1 billion.

Consolidated deliveries for the third quarter of 2005 were 3,967 homes with an aggregate sales value of $1.3 billion, compared with consolidated deliveries of 3,738 homes in the same period last year with an aggregate sales value of $1.0 billion, a 23% sales value increase.  Homebuilding gross margins, after interest expense included in cost of sales, increased 140 basis points to 25.6%, compared with 24.2% on a comparable basis in last year’s third quarter.  Stockholders’ equity grew 55% to $1.6 billion at July 31, 2005 from $1.1 billion at the end of the fiscal 2004 third quarter.

For the nine-month period ended July 31, 2005, total revenues reached $3.6 billion, up 30% compared to $2.8 billion for the year earlier period.  Net income for the first nine months of fiscal 2005 increased 41% to $303.7 million, or $4.63 per fully diluted share, compared to $214.9 million, or $3.30 per fully diluted share, in the same period a year ago.  Compared to the first nine months of 2004, the dollar value of net contracts during the same period in fiscal 2005 increased by 26% and the number of home deliveries rose by 19%, including contracts and deliveries from unconsolidated joint ventures.

Comments from Management

“Our outstanding performance during the fiscal 2005 third quarter was driven by excellent gross margins and through the successful execution of our strategy to provide the right product mix throughout each of our markets,” said Ara K. Hovnanian, President and Chief Executive Officer of the Company.  “As indicated by the 35% increase in the dollar value of our net contracts, we continue to experience strong demand for our well-designed homes in the vast majority of our communities.  We also have been able to grow our number of communities at a healthy pace, particularly when our joint ventures are included.   We have been increasing our use of joint ventures with financial and strategic partners to mitigate risk in certain larger developments and as a means to issue equity at a project level to reduce leverage without diluting our common shareholders. We believe that this strategy will further enhance our growth and returns.  Additionally, we are excited about the geographic diversification and growth opportunities created by our recently announced acquisitions of First Home Builders in Ft. Myers, Florida and Oster Homes in Cleveland, Ohio,” Mr. Hovnanian continued.

“Although we continued to see some pricing power in many of our heavily regulated markets, the pace of sales price increases has moderated during the third quarter.  Recent reports of job growth across the U.S. remain strong, and job creation historically has a positive correlation with the health of the housing industry,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer.  “Our quarter-end backlog of more than 11,300 homes combined with the backlog of our two most recent acquisitions provides us with approximately 15,500 homes in contract backlog.  Given this backlog of sales contracts, we have an excellent basis for our projected deliveries, revenues and earnings for the next six to eight months.  As a result, we are increasingly confident in our EPS projection for fiscal 2005 of greater than $7.00 per fully diluted common share. We are projecting that we will grow earnings per share in 2006 between 15% and 20%, to between $8.05 and $8.40 per fully diluted common share, even after paying a full year of preferred dividends, and amortizing over $100 million of pre-tax costs, or approximately $0.93 after-tax earnings per fully diluted share, related to company acquisition premiums. We remain committed to a conservative accounting approach which amortizes and expenses 100% of any purchase premiums related to company acquisitions.”

“During the third quarter we increased the committed amount of our unsecured revolving credit facility to $1.2 billion and issued $140 million in a perpetual preferred stock offering.  Since the end of the third quarter we have raised an additional $300 million through a senior notes offering.  After taking into account this additional debt and capital, as well as our recent acquisitions, we are projecting to end fiscal 2005 below our target net debt-to-capital ratio of 50%.  Our successful capital markets activities leave us well-positioned to grow organically through traditional land acquisition, as well as through further company acquisitions,” Mr. Sorsby concluded.

In Closing

“With 93% of our earnings growth during the third quarter coming from organic operations, we continue to deliver steady growth from our existing operations.  In addition, we have added to the strength of our product offerings and the penetration of our markets with the additions of Oster Homes and First Home Builders of Florida.  We believe that the addition of these two well-respected homebuilding operations will further our successful strategy of being a dominant homebuilder in each of our regional markets,” Mr. Hovnanian said.  “During fiscal 2005 we are achieving strong growth in both revenues and earnings as well as high returns on our invested capital, keeping us in the top tier of companies in the Fortune 500 in terms of these performance metrics.  As we go forward into 2006 and beyond, we expect that we will continue to grow both our revenues and earnings at a rate well above the pace of the overall housing market,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its third quarter earnings conference call at 11:00 a.m. E.T. on Thursday, September 8, 2005, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Webcast” section of the Investor News page on the Hovnanian Web site at http://www.khov.com.  The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2005 is available on the Company Projection page of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Illinois, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Great Western Homes, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes and First Home Builders of Florida.  As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2004 annual report, can be accessed through the Investor Relations page of the Hovnanian website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note:   All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2004.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

July 31, 2005

Statements of Consolidated Income

(Dollars in Thousands, Except Per Share)

	Three Months Ended, July 31,		Nine Months Ended, July 31,
	2005	2004	2005	2004
	(Unaudited)
Total Revenues	$1,312,726	$1,061,049	$3,576,756	$2,753,301
Costs and Expenses	1,131,742	923,315	3,097,914	2,412,486
Income From Unconsolidated Joint Ventures	13,907	2,282	22,482	4,053
Income Before Income Taxes	194,891	140,016	501,324	344,868
Provision for Taxes	78,797	53,278	197,612	129,947
Net Income	$116,094	$86,738	$303,712	$214,921
Per Share Data:
Basic:
Income per common share	$1.85	$1.40	$4.87	$3.47
Weighted Average Number of Common Shares Outstanding	62,754	62,001	62,412	61,887

Assuming Dilution:
Income per common share	$1.76	$1.33	$4.63	$3.30
Weighted Average Number of Common Shares Outstanding	65,796	65,115	65,574	65,158

Hovnanian Enterprises, Inc.

July 31, 2005

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended July 31,		Homebuilding Gross Margin Nine Months Ended July 31,
	2005	2004	2005	2004
	(Unaudited)
Sale of Homes	$1,289,373	$1,044,610	$3,495,014	$2,702,826
Cost of Sales, excluding interest	939,815	778,121	2,571,916	2,014,799
Homebuilding Gross Margin, excluding interest	$349,558	$266,489	$923,098	$688,027
Cost of Sales interest	19,229	13,369	46,850	39,138
Homebuilding Gross Margin, including interest	$330,329	$253,120	$876,248	$648,889

Gross Margin Percentage, excluding interest	27.1%	25.5%	26.4%	25.4%
Gross Margin Percentage, including interest	25.6%	24.2%	25.1%	24.0%

	Land Sales Gross Margin Three Months Ended July 31,		Land Sales Gross Margin Nine Months Ended July 31,
	2005	2004	2005	2004
	(Unaudited)
Land and Lot Sales	$441	$230	$24,618	$1,815
Cost of Sales, excluding interest	387	95	16,369	1,458
Land Sales Gross Margin, excluding interest	$54	$135	$8,249	$357
Land Sales interest	28	0	239	21
Land Sales Gross Margin, including interest	$26	$135	$8,010	$336

Hovnanian Enterprises, Inc.

July 31, 2005

Reconciliation of EBITDA to Net Income

(Dollars in Thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2005	2004	2005	2004
	(Unaudited)
Net Income	$116,094	$86,738	$303,712	$214,921
Income Taxes	78,797	53,278	197,612	129,947
Interest expense	23,481	17,725	60,406	53,764
EBIT (1)	$218,372	$157,741	$561,730	$398,632
Depreciation	2,400	1,603	5,913	4,606
Amortization Debt Fees	377	8,955	1,086	10,720
Amortization of Intangibles	11,781	9,716	32,255	19,115
Other Amortization	—	792	528	2,625
EBITDA(2)	$232,930	$178,807	$601,512	$435,698

INTEREST INCURRED	$27,991	$21,426	$71,939	$65,217

EBITDA TO INTEREST INCURRED	8.32	8.35	8.36	6.68

(1)   EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2)   EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

Hovnanian Enterprises, Inc.

July 31, 2005

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2005	2004	2005	2004
	(Unaudited)
Interest Capitalized at Beginning of Period	$44,488	$32,585	$37,465	$24,833
Plus Interest Incurred	27,991	21,426	71,939	65,217
Less Cost of Sales Interest Expensed	19,257	13,369	47,089	39,159
Less Other Interest Expensed	4,224	4,356	13,317	14,605
Interest Capitalized at End of Period	$48,998	$36,286	$48,998	$36,286

Hovnanian Enterprises, Inc.

July 31, 2005

Summary Financial Projection

(Dollars in Millions, except per share or where noted)

(Unaudited)

				Trailing	Projection
	Fiscal Year	Fiscal Year	Fiscal Year	12 Months	Fiscal Year
	10/31/2002	10/31/2003	10/31/2004	7/31/2005	10/31/2005*

Total Revenues ($Billion)	$2.55	$3.20	$4.16	$4.98	$	>5.50
Income Before Income Taxes	$225.7	$411.5	$549.8	$706.2	$	>762.0
Pre-tax Margin	8.8%	12.9%	13.2%	14.2%	>14.0%
Net Income	$137.7	$257.4	$348.7	$437.5	$	>458.9
Earnings Per Share (fully diluted)	$2.14	$3.93	$5.35	$6.66	$	>7.00

* Fiscal 2005 Projection is based on three quarters of actual data and one quarter of projected results.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	July 31,	October 31,
	2005	2004
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$43,985	$65,013
Inventories - At the lower of cost or fair value:
Sold and unsold homes and lots under development	2,278,418	1,785,706
Land and land options held for future development or sale	448,296	436,184
Consolidated Inventory Not Owned:
Specific performance options	5,705	11,926
Variable interest entities	134,196	201,669
Other options	120,920	31,824
Total Consolidated Inventory Not Owned	260,821	245,419
Total Inventories	2,987,535	2,467,309
Investments in and advances to unconsolidated joint ventures	160,655	42,441

Receivables, deposits, and notes	63,670	55,152

Property, plant, and equipment - net	77,837	44,137

Prepaid expenses and other assets	121,594	93,616

Goodwill	32,658	32,658

Definite life intangibles	120,136	125,492
Total Homebuilding	3,608,070	2,925,818

Financial Services:
Cash and cash equivalents	11,514	13,011
Mortgage loans held for sale	182,084	209,193
Other assets	4,714	8,245
Total Financial Services	198,312	230,449
Income Taxes Receivable – Including Deferred Tax Benefits	47,701	—
Total Assets	$3,854,083	$3,156,267

9

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	July 31,	October 31,
	2005	2004
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Homebuilding:
Nonrecourse land mortgages	$31,221	$25,687
Accounts payable and other liabilities	380,920	329,621
Customers’ deposits	112,893	80,131
Nonrecourse mortgages secured by operating properties	24,495	24,951
Liabilities from inventory not owned	132,309	68,160
Total Homebuilding	681,838	528,550
Financial Services:
Accounts payable and other liabilities	6,868	6,080
Mortgage warehouse line of credit	167,174	188,417
Total Financial Services	174,042	194,497
Notes Payable:
Revolving credit agreement	43,050	115,000
Senior notes	803,207	602,737
Senior subordinated notes	400,000	300,000
Accrued interest	12,841	15,522
Total Notes Payable	1,259,098	1,033,259
Income Taxes Payable	—	48,999
Total Liabilities	2,114,978	1,805,305

Minority interest from inventory not owned	109,125	155,096

Minority interest from consolidated joint ventures	1,206	3,472

Stockholders’ Equity:
Preferred Stock, $.01 par value-authorized 100,000 shares; liquidation preference of $25,000 per share, issued 5,600 shares at July 31, 2005 and zero shares at October 31, 2004	—	—
Common Stock, Class A, $.01 par value-authorized 200,000,000 shares; issued 57,906,182 shares at July 31, 2005 and 56,797,313 shares at October 31, 2004 (including 10,795,656 shares at July 31, 2005 and 10,395,656 shares at October 31, 2004 held in Treasury)	579	568
Common Stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,372,561 shares at July 31, 2005 and 15,376,972 shares at October 31, 2004 (including 691,748 shares at July 31, 2005 and October 31, 2004 held in Treasury)	154	154
Paid in Capital	350,085	199,643
Retained Earnings	1,357,575	1,053,863
Deferred Compensation	(7,474)	(11,784)
Treasury Stock - at cost	(72,145)	(50,050)
Total Stockholders’ Equity	1,628,774	1,192,394
Total Liabilities and Stockholders’ Equity	$3,854,083	$3,156,267

10

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2005	2004	2005	2004
Revenues:
Homebuilding:
Sale of homes	$1,289,373	$1,044,610	$3,495,014	$2,702,826
Land sales and other revenues	4,820	2,756	32,747	8,549
Total Homebuilding	1,294,193	1,047,366	3,527,761	2,711,375
Financial Services	18,533	13,683	48,995	41,926
Total Revenues	1,312,726	1,061,049	3,576,756	2,753,301
Expenses:
Homebuilding:
Cost of sales, excluding interest	940,202	778,216	2,588,285	2,016,257
Cost of sales interest	19,257	13,369	47,089	39,159
Total Cost of Sales	959,459	791,585	2,635,374	2,055,416

Selling, general and administrative	116,388	82,548	319,680	234,853
Inventory impairment loss	1,354	1,438	3,352	2,230
Total Homebuilding	1,077,201	875,571	2,958,406	2,292,499

Financial Services	12,296	8,637	33,683	25,334

Corporate General and Administrative	18,884	13,011	49,678	42,229

Other Interest	4,224	4,356	13,317	14,605

Expenses Related To Extinguishment Of Debt	—	8,663	—	9,597

Other Operations	7,356	3,361	10,575	9,107

Intangible Amortization	11,781	9,716	32,255	19,115
Total Expenses	1,131,742	923,315	3,097,914	2,412,486
Income from unconsolidated joint ventures	13,907	2,282	22,482	4,053

Income Before Income Taxes	194,891	140,016	501,324	344,868
State and Federal Income Taxes:
State	10,535	7,761	26,299	20,417
Federal	68,262	45,517	171,313	109,530
Total Taxes	78,797	53,278	197,612	129,947
Net Income	$116,094	$86,738	$303,712	$214,921
Per Share Data:
Basic:
Income per common share	$1.85	$1.40	$4.87	$3.47
Weighted average number of common shares outstanding	62,754	62,001	62,412	61,887
Assuming dilution:
Income per common share	$1.76	$1.33	$4.63	$3.30
Weighted average number of common shares outstanding	65,796	65,115	65,574	65,158

11

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

Communities Under Development

Three Months - 7/31/05

	Net Contracts(1) Three Months Ended July 31,			Deliveries Three Months Ended July 31,			Contract Backlog July 31,
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
NorthEast Region
Homes	725	855	(15.2)%	644	792	(18.7)%	2,181	2,522	(13.5)%
Dollars	286,296	267,692	6.9%	244,973	261,470	(6.3)%	798,113	768,066	3.9%
Avg. Price	394,891	313,089	26.1%	380,393	330,139	15.2%	365,939	304,546	20.2%
SouthEast Region(2)
Homes	1,263	989	27.7%	1,212	1,004	20.7%	3,305	2,558	29.2%
Dollars	485,785	293,707	65.4%	405,467	272,395	48.9%	1,232,152	772,073	59.6%
Avg. Price	384,628	296,974	29.5%	334,544	271,310	23.3%	372,814	301,827	23.5%
SouthWest Region
Homes	1,201	998	20.3%	1,021	1,045	(2.3)%	1,608	1,207	33.2%
Dollars	247,440	179,232	38.1%	189,766	181,491	4.6%	333,875	206,540	61.7%
Avg. Price	206,028	179,591	14.7%	185,863	173,676	7.0%	207,634	171,119	21.3%
West Region
Homes	954	1,260	(24.3)%	1,090	897	21.5%	1,936	1,933	0.2%
Dollars	411,976	507,214	(18.8)%	449,167	329,254	36.4%	840,758	777,598	8.1%
Avg. Price	431,840	402,551	7.3%	412,080	367,061	12.3%	434,276	402,275	8.0%
Consolidated Total
Homes	4,143	4,102	1.0%	3,967	3,738	6.1%	9,030	8,220	9.9%
Dollars	1,431,496	1,247,843	14.7%	1,289,373	1,044,610	23.4%	3,204,899	2,524,277	27.0%
Avg. Price	345,522	304,204	13.6%	325,025	279,457	16.3%	354,917	307,090	15.6%
Unconsolidated Joint Ventures(3)
Homes	722	71	916.9%	571	27	2014.8%	2,301	281	718.9%
Dollars	309,494	43,388	613.3%	195,716	11,611	1585.6%	993,259	172,130	477.0%
Avg. Price	428,662	611,102	(29.9)%	342,760	430,051	(20.3)%	431,664	612,562	(29.5)%
Total
Homes	4,865	4,173	16.6%	4,538	3,765	20.5%	11,331	8,501	33.3%
Dollars	1,740,990	1,291,231	34.8%	1,485,089	1,056,221	40.6%	4,198,158	2,696,407	55.7%
Avg. Price	357,860	309,425	15.7%	327,256	280,537	16.7%	370,502	317,187	16.8%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the third quarter of 2005 include the effect of the Cambridge Homes acquisition, which closed in March 2005.

(3) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the third quarter of 2005 include the effect of the Town & Country Homes acquisition, which closed in March 2005.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG PRICE)

(UNAUDITED)

Communities Under Development

Nine Months - 7/31/05

	Net Contracts(1) Nine Months Ended July 31,			Deliveries Nine Months Ended July 31,			Contract Backlog July 31,
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
NorthEast Region
Homes	1,981	2,405	(17.6)%	2,056	2,101	(2.1)%	2,181	2,522	(13.5)%
Dollars	729,637	778,303	(6.3)%	750,679	661,998	13.4%	798,113	768,066	3.9%
Avg. Price	368,318	323,619	13.8%	365,116	315,087	15.9%	365,939	304,546	20.2%
SouthEast Region(2)
Homes	3,630	3,132	15.9%	3,232	2,778	16.3%	3,305	2,558	29.2%
Dollars	1,308,952	886,696	47.6%	1,004,201	716,942	40.1%	1,232,152	772,073	59.6%
Avg. Price	360,593	283,109	27.4%	310,706	258,078	20.4%	372,814	301,827	23.5%
SouthWest Region
Homes	3,320	2,871	15.6%	2,636	2,653	(0.6)%	1,608	1,207	33.2%
Dollars	647,975	503,157	28.8%	489,810	463,869	5.6%	333,875	206,540	61.7%
Avg. Price	195,173	175,255	11.4%	185,816	174,847	6.3%	207,634	171,119	21.3%
West Region
Homes	3,076	3,600	(14.6)%	3,057	2,460	24.3%	1,936	1,933	0.2%
Dollars	1,272,462	1,339,917	(5.0)%	1,250,324	860,017	45.4%	840,758	777,598	8.1%
Avg. Price	413,674	372,199	11.1%	409,004	349,600	17.0%	434,276	402,275	8.0%
Consolidated Total
Homes	12,007	12,008	(0.0)%	10,981	9,992	9.9%	9,030	8,220	9.9%
Dollars	3,959,026	3,508,073	12.9%	3,495,014	2,702,826	29.3%	3,204,898	2,524,277	27.0%
Avg. Price	329,727	292,145	12.9%	318,278	270,499	17.7%	354,917	307,090	15.6%
Unconsolidated Joint Ventures(3)
Homes	1,426	301	373.8%	944	56	1585.7%	2,301	281	718.9%
Dollars	671,277	179,174	274.7%	331,033	22,921	1344.2%	993,259	172,130	477.0%
Avg. Price	470,742	595,262	(20.9)%	350,671	409,309	(14.3)%	431,664	612,562	(29.5)%
Total
Homes	13,433	12,309	9.1%	11,925	10,048	18.7%	11,331	8,501	33.3%
Dollars	4,630,303	3,687,247	25.6%	3,826,047	2,725,747	40.4%	4,198,157	2,696,407	55.7%
Avg. Price	344,696	299,557	15.1%	320,843	271,273	18.3%	370,502	317,187	16.8%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the third quarter of 2005 include the effect of the Cambridge Homes acquisition, which closed in March 2005.

(3) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the third quarter of 2005 include the effect of the Town & Country Homes acquisition, which closed in March 2005.